EXHIBIT 21



                 SUBSIDIARIES OF HYDE ATHLETIC INDUSTRIES, INC.


                                             Jurisdiction of     Percentage
         Name                                Incorporation       Ownership


Hyde International Services, Ltd.            Hong Kong              100%

Hyde Transition Corp.*                       Massachusetts          100%

Spot-Bilt, Inc.**                            Maine                  100%

Saucony Canada, Inc.***                      Ontario                 85%

Saucony, Inc.***                             Massachusetts          100%

Saucony Sports, B.V.***                      Netherlands             76%

Saucony SP Pty. Ltd.***                      Australia               50%

Saucony Deutschland Vertriebs GmbH ***       Germany                100%

Quintana Roo, Inc.****                       Delaware               100%




*    Formerly known as Brookfield Athletic Co., Inc.
**   Does business as "Spot-Bilt."
***  Does business as "Saucony."
**** Does business as "Quintana Roo."